UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

333-139773 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 East Parleys Way, Suite 205 (principal executive offices)	Salt Lake City, UT 84109 (Zip Code)

888-407-9761
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01- Other Information update

On October 30, 3018, The Company posted a press released entitled, " Predictive Technology Group Appoints Industry Veteran John E. Sorrentino as Chairman" which can be read in its entity below:

Predictive Technology Group Appoints Industry Veteran John E. Sorrentino as Chairman

Sorrentino Expands Role to Support Goal of Bringing Innovative Technologies to Market

SALT LAKE CITY , Oct. 30, 2018 -- Predictive Technology Group, Inc. (OTC PINK: PRED), a leader in the use of data analytics for disease identification and subsequent therapeutic intervention through precision therapeutic treatments, announces that John E. Sorrentino has been named Chairman of the Board in addition to his role as Chair of the Predictive Scientific Advisory Board. Sorrentino has more than 35 years of senior management experience in the life sciences industry and serves as Vice President and Chief Operating Officer of Pfizer Vaccine Research and Development. He replaced Merle Ferguson, who will continue as a Director of the Company.

Sorrentino brings vast experience in R&D, commercialization and clinical laboratory management and has served in leadership positions in public and private companies. Prior to joining Wyeth/Pfizer 15 years ago, he held executive positions in several organizations that provided neonatal screening and related clinical services. Sorrentino is a noted expert in the healthcare industry, having presented to state legislatures, the U.S. Congress and professional societies on a variety of healthcare and policy issues.

“We are pleased to have John expand his involvement at our Company’s most senior level, as we introduce our first endometriosis risk test, ARTguide™,” said Bradley C. Robinson, CEO of Predictive Technology Group. “John's experience, commitment and passion to delivering improved, more comprehensive healthcare to patients will be of tremendous assistance in ensuring Predictive delivers on our mission of preventing or eliminating disease for generations to come. We thank Merle for serving as Chairman and are delighted he will continue to serve as a Board member.”

“We could not have found a more qualified and committed individual to serve as Chairman and lead the company’s corporate governance,” said Ferguson. “As a longtime friend, I have seen first-hand John’s commitment to improving healthcare. I look forward to his guidance as Predictive advances cutting-edge technologies to commercialization and we seek to list our securities on a national exchange.”

About Predictive Technology Group, Inc.

Predictive Technology Group aims to revolutionize patient care through predictive data analytics, novel gene-based diagnostics and companion therapeutics through its subsidiaries Predictive Therapeutics, Predictive Biotech, Predictive Diagnostics and Predictive Laboratories.  These subsidiaries are focused on endometriosis, scoliosis, degenerative disc disease and human cell and tissue products.  The subsidiaries use genetic and other information as cornerstones in the development of new diagnostics that assess a person’s risk of illness and therapeutic products designed to identify, prevent and treat diseases more effectively.  Additional information is available at www.Predtechgroup.com; www.Predrx.com and www.Predictivebiotech.com.

Forward-Looking Statements
To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting FDA approvals, acceptance and demand for human cell and tissue products and other pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, availability of raw materials, availability of additional intellectual property rights, availability of future financing sources, the regulatory environment, and other risks the Company may identify from time to time in the future.

Item 9.01.Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2018	Predictive Technology Group, Inc.

By /s/Merle Ferguson
Merle Ferguson, Director & Secretary